Sheet1

Prime Credit Card Master Trust					12-Apr-05
					12:52 PM
Settlement Statement
-	-	--

REPORTING PERIOD:		Annual
		01-Feb-04
		29-Jan-05

(i) Collections					5,152,873,046
Finance Charge					535,223,647
Principal					4,617,649,400

(ii) Investor Percentage - Principal Collections					29-Jan-05

	Series 2000-1				22.70%
	A				19.06%
	B				1.82%
	C				1.82%

	Series 1992-3				0.00%
	A				0.00%
	B				0.00%

(iii) Investor Percentage - Finance Charge Collections, Receivables					29-Jan-05

	Series 2000-1				22.70%
	A				19.06%
	B				1.82%
	C				1.82%

	Series 1992-3				0.00%
	A				0.00%
	B				0.00%

(iv) Distribution Amount per $1,000				Annual

	Series 2000-1				67.000
	A				67.000
	B				0.000
	C				0.000

	Series 1992-3				826.639
	A				1,001.987
	B				0.000

	Total $'s Distributed
	Series 2000-1				26,800,000
	Series 1992-3				140,027,059

(v) Allocation to Principal per $1,000				Annual

	Series 2000-1				0.000
	A				0.000
	B				0.000
	C				0.000

	Series 1992-3				825.00
	A				1,000.00
	B				0.000

	Total $'s Distributed
	Series 2000-1				0
	Series 1992-3				139,900,278

(vi) Allocation to Interest per $1,000				Annual

	Series 2000-1				67.000
	A				67.000
	B				0.000
	C				0.000

	Series 1992-3				1.639
	A				1.987
	B				0.000

	Total $'s Distributed
	Series 2000-1				26,800,000
	Series 1992-3				126,781

(vii) Investor Default Amount

	Series 2000-1				37,061,697
	A				31,131,203
	B				2,965,247
	C				2,965,247

	Series 1992-3				560,547
	A				462,451
	B				98,096

(viii) Investor Charge Offs
			Charge Offs		Reimbursements
	Series 2000-1		0		0
	A		0		0
	B		0		0
	C		0		0

	Series 1992-3		0		0
	A		0		0
	B		0		0

(ix) Servicing Fee

	Series 2000-1				9,524,000
	A				8,000,000
	B				762,000
	C				762,000

	Series 1992-3				151,654
	A				125,115
	B				26,540

(x) Deficit Controlled Amortization Amount

	Series 2000-1				0
	A				0
	B				0
	C				0

	Series 1992-3				0
	A				0
	B				0

(xi) Receivables in Trust			29-Jan-05		2,163,876,171
Principal Receivables in Trust					2,086,798,902

(xii) Invested Amount			29-Jan-05

	Series 2000-1				476,200,000
	A				400,000,000
	B				38,100,000
	C				38,100,000

	Series 1992-3				0
	A				0
	B				0

(xiii) Enhancement					NA

(xiv) Pool Factor					NA

(xv) Yield Factor					9.039%
Finance Charge Receivables Factor					3.562%

(xvi) Payout Event

	Series 2000-1				NO
	Series 1992-3				NO

(xvii) Other

	Delinquency

	Current			91.65%	$1,954,758,483
	30 days			4.80%	$102,298,541
	60 days			1.10%	$23,529,143
	90 days			0.64%	$13,730,035
	120 days			0.56%	$11,887,645
	150 days			0.50%	$10,697,018
	180 days+			0.75%	$16,066,389
	Total			100.00%	$2,132,967,254

	Balance in Principal Account			29-Jan-05	$0
	Balance in Excess-Funding Account			29-Jan-05	$0

Last Updated on 4/28/05
By Carol S. Bruser